UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D. C. 20549

                        _____________

                          FORM 8-K

                       CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the

               Securities Exchange Act of 1934


Date of earliest event
  Reported:  November 2, 2006


                   American Airlines, Inc.
   (Exact name of registrant as specified in its charter)


          Delaware             1-2691              13-1502798
(State of Incorporation)(Commission File Number) (IRS Employer
                                                 Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas              76155
(Address of principal executive offices)               (Zip Code)


                          (817) 963-1234
                (Registrant's telephone number)



   (Former name or former address, if changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-
2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-
4(c) under the Exchange Act (17 CFR 240.13e-4(c))




Item 8.01    Other Events

American Airlines, Inc. is filing herewith a press release issued on November 2, 2006 as Exhibit 99.1, which is included herein. This press release was issued to report October traffic for American Airlines, Inc.





                          SIGNATURE



     Pursuant  to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        American Airlines,Inc.



                                        /s/Kenneth W. Wimberly
                                        Kenneth W. Wimberly
                                        Corporate Secretary



Dated:  November 7, 2006


                        EXHIBIT INDEX


Exhibit        Description

99.1           Press Release



                                        Exhibit 99.1

                              CONTACT:  Tim Wagner
                                        Corporate Communications
                                        Fort Worth, Texas
                                        817-967-1577
                                        corp.comm@aa.com


FOR RELEASE: Thursday, Nov. 2, 2006



          AMERICAN AIRLINES REPORTS OCTOBER TRAFFIC

     FORT WORTH, Texas - American Airlines, the world's largest airline, reported an October load factor of 77.5 percent - an increase of 0.4 points compared to the same period last year. Traffic increased 2.3 percent year over year as capacity increased 1.8 percent.
     Domestic traffic increased 0.4 percent year over year on
0.1 percent more capacity. International traffic increased by 6.1 percent relative to last year on a capacity increase of 4.7 percent.
     American boarded 7.9 million passengers in October.

About American Airlines
American Airlines is the world's largest airline. American, American Eagle and the AmericanConnection airlines serve 250 cities in over 40 countries with more than 4,000 daily flights. The combined network fleet numbers more than 1,000 aircraft. American's award-winning Web site, AA.com, provides users with easy access to check and book fares, plus personalized news, information and travel offers. American Airlines is a founding member of the oneworld Alliance, which brings together some of the best and biggest names in the airline business, enabling them to offer their customers more services and benefits than any airline can provide on its own. Together, its members serve more than 600 destinations in over 135 countries and territories. American Airlines, Inc. and American Eagle Airlines, Inc. are subsidiaries of AMR Corporation. AmericanAirlines, American Eagle, the AmericanConnection airlines, AA.com and AAdvantage are registered trademarks of American Airlines, Inc. (NYSE: AMR)

     Detailed traffic and capacity data are on the following page.


                AMERICAN AIRLINES PASSENGER DIVISION
               COMPARATIVE PRELIMINARY TRAFFIC SUMMARY
                      EXCLUDES CHARTER SERVICES



                                           October
                                      2006         2005     CHANGE
REVENUE PASSENGER MILES (000)
 SYSTEM                         11,123,904   10,873,711       2.3 %
     D.O.T. DOMESTIC             7,311,960    7,281,381       0.4
     INTERNATIONAL               3,811,944    3,592,329       6.1
     ATLANTIC                    1,654,830    1,648,053       0.4
     LATIN AMERICA               1,602,034    1,490,412       7.5
     PACIFIC                       555,080      453,864      22.3

AVAILABLE SEAT MILES (000)
 SYSTEM                         14,340,644   14,092,167       1.8 %
     D.O.T. DOMESTIC             9,148,825    9,135,557       0.1
     INTERNATIONAL               5,191,819    4,956,610       4.7
     ATLANTIC                    2,234,678    2,145,054       4.2
     LATIN AMERICA               2,229,972    2,182,386       2.2
     PACIFIC                       727,169      629,170      15.6

LOAD FACTOR
 SYSTEM                               77.5 %       77.1 %     0.4 Pts
     D.O.T. DOMESTIC                  79.9         79.7       0.2
     INTERNATIONAL                    73.4         72.4       1.0
     ATLANTIC                         74.0         76.8      -2.8
     LATIN AMERICA                    71.8         68.2       3.6
     PACIFIC                          76.3         72.1       4.2

PASSENGERS BOARDED               7,850,370    7,716,273       1.7 %


SYSTEM CARGO TON MILES (000)       199,897      197,827       1.0 %



               AMERICAN AIRLINES PASSENGER DIVISION
             COMPARATIVE PRELIMINARY TRAFFIC SUMMARY
                    EXCLUDES CHARTER SERVICES


                                              YEAR-TO-DATE
                                           October
                                      2006         2005     CHANGE

REVENUE PASSENGER MILES (000)
 SYSTEM                        117,332,891  115,910,504       1.2  %
     D.O.T. DOMESTIC            76,458,773   76,940,451      -0.6
     INTERNATIONAL              40,874,118   38,970,053       4.9
     ATLANTIC                   17,116,238   16,619,774       3.0
     LATIN AMERICA              18,308,787   17,866,666       2.5
     PACIFIC                     5,449,093    4,483,612      21.5

AVAILABLE SEAT MILES (000)
 SYSTEM                        146,165,969  147,434,321      -0.9  %
     D.O.T. DOMESTIC            93,393,765   96,458,774      -3.2
     INTERNATIONAL              52,772,204   50,975,547       3.5
     ATLANTIC                   21,321,995   20,169,500       5.7
     LATIN AMERICA              24,425,072   25,061,464      -2.5
     PACIFIC                     7,025,138    5,744,583      22.3

LOAD FACTOR
 SYSTEM                               80.2 %       78.6 %     1.6 Pts
     D.O.T. DOMESTIC                  81.8         79.7       2.1
     INTERNATIONAL                    77.4         76.4       1.0
     ATLANTIC                         80.2         82.4      -2.2
     LATIN AMERICA                    74.9         71.2       3.7
     PACIFIC                          77.5         78.0      -0.5

PASSENGERS BOARDED              82,376,603   82,013,782       0.4  %


SYSTEM CARGO TON MILES (000)     1,840,104    1,834,040       0.3  %